Exhibit 99.1

Stacey Dwyer, EVP
301 Commerce Street, Ste. 500, Fort Worth, Texas
817-390-8200
April 7, 2005

D.R. HORTON, INC. REPORTS A 23% INCREASE IN SECOND QUARTER NET SALES ORDERS TO $4.1 BILLION, THE HIGHEST QUARTERLY SALES IN COMPANY HISTORY

FORT WORTH, TEXAS - D.R. Horton, Inc. (NYSE:DHI) Thursday (April 7, 2005), reported the highest quarterly net sales orders in Company history. Net sales orders for the second quarter ended March 31, 2005 increased 23% to $4.1 billion (14,401 homes), compared to $3.3 billion (13,480 homes) for the same quarter of fiscal 2004. Net sales orders for the first six months of fiscal 2005 increased 26% to $6.8 billion (24,302 homes), compared to $5.4 billion (21,714 homes) for the same period of fiscal 2004.

Donald R. Horton, Chairman of the Board, said, “We are extremely pleased with our strong sales performance, with each of our regions reporting net increases in both homes sold and sales dollars for the quarter. Sales volumes improved sequentially each month this quarter, with March sales of $1.5 billion setting a record for the highest monthly sales in Company history. All of our sales increases are organic. Our strong sales and record sales backlog position the Company for another record year in fiscal year 2005.”

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 43,000 homes in its fiscal year ended September 30, 2004. Founded in 1978 in Fort Worth, Texas, D.R. Horton has expanded its presence to include 63 markets in 21 states in the Midwest, Mid-Atlantic, Southeast, Southwest and Western regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $80,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statement in this release relates to our strong sales and record sales backlog positioning the Company for another record year in fiscal 2005. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate and business conditions; changes in interest rates and the availability of mortgage financing; warranty and product liability claims; our substantial debt; governmental regulations and environmental matters; competitive conditions within the industry; the availability of capital to the Company on favorable terms; and the Company’s ability to integrate acquisitions and successfully effect the cost savings, operating efficiencies and revenue enhancements that are believed available and otherwise to successfully effect its other growth strategies. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.DRHORTON.com

	Three months ended March 31,
	2004			2005
	Units	$	's	Units	$	's

Mid-Atlantic	1,034		$277.3	1,263		$346.2
Midwest	620		175.1	877		224.4
Southeast	1,758		365.0	1,974		498.0
Southwest	5,435		906.1	5,638		1,109.8
West	4,633		1,610.3	4,649		1,920.2

	13,480		$3,333.8	14,401		$4,098.6

	Six months ended March 31,
	2004			2005
	Units	$	's	Units	$	's

Mid-Atlantic	1,749		$444.0	2,300		$623.1
Midwest	1,031		300.3	1,306		349.2
Southeast	2,931		616.6	3,733		908.6
Southwest	8,715		1,460.9	9,576		1,848.6
West	7,288		2,545.7	7,387		3,024.9

	21,714		$5,367.50	24,302		$6,754.4